UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011 (December 22, 2011)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Lien Credit Agreement

On December 22, 2011, Rex Energy Corporation (the “Company”) entered into a second lien credit agreement (the “Second Lien Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, Wells Fargo Bank, N.A., as syndication agent, UnionBanCal Equities, Inc. and SunTrust Bank, as co-documentation agents, and the lenders from time to time party thereto. The Second Lien Credit Agreement provides for a $100.0 million senior secured second lien term loan facility under which $50.0 million is initially available to the Company and up to an additional $50.0 million of incremental borrowings may be available upon the request of the Company. The initial borrowings under the Second Lien Credit Agreement mature on March 28, 2016. The maturity of incremental borrowings will be determined at the time of such borrowings. In certain circumstances, the Company will be required to prepay borrowings under the Second Lien Credit Agreement.

At the Company’s election, borrowings under the Second Lien Credit Agreement bear interest at a rate per annum equal to the “Alternate Base Rate” or “Adjusted LIBOR” (each as defined below), plus, in each case, an applicable per annum margin. The Alternative Base Rate is equal to the greater of: (i) KeyBank’s announced prime rate; (ii) the federal funds effective rate from time to time plus 0.5%; and (iii) the London Interbank Offered Rate for deposits with a maturity comparable to the borrowings (provided that such rate shall never be less than 1.0%) (“LIBO Rate”) plus 1.0%. Adjusted LIBOR equals the product of the LIBO Rate multiplied by a statutory reserve rate. The applicable per annum margin equals, in the case of loans bearing interest at the Alternate Base Rate, 5.0% through the first anniversary of the initial borrowings and 6.0% thereafter, and in the case of Adjusted LIBOR loans, 6.0% through the first anniversary of the initial borrowings and 7.0% thereafter. Interest is payable quarterly in the case of loans bearing interest at the Alternate Base Rate and on the last day of each relevant interest period or every three months in the case of loans bearing interest at Adjusted LIBOR.

The Second Lien Credit Agreement contains covenants that restrict the Company’s ability to, among other things, materially change the Company’s business, make dividends, enter into transactions with affiliates, create or acquire additional subsidiaries, incur indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens, and enter into agreements regarding swap and other derivative transactions. The Second Lien Credit Agreement also requires the Company to meet, on a quarterly basis, minimum ratios of consolidated current assets to consolidated current liabilities, EBITDAX to interest expense and total debt to EBITDAX, and, on a semi-annual basis or more frequently in certain circumstances, minimum ratios of the present value of proved reserves to total debt. Obligations under the Second Lien Credit Agreement are secured by mortgages on the oil and gas properties of the Company’s subsidiaries. The Company is required to maintain liens covering the oil and gas properties of the Company and its subsidiaries representing at least 80% of the total value of all oil and gas properties of the Company and its subsidiaries.

In connection with the Second Lien Credit Agreement, the Company’s wholly-owned subsidiaries, Rex Energy I, LLC, Rex Energy Operating Corp., PennTex Resources Illinois, Inc., Rex Energy IV, LLC, and R.E. Gas Development, LLC (the “Guarantors”) and the Company

(together with the Guarantors, the “Grantors”) entered into a guaranty and second lien collateral agreement, dated as of December 22, 2011, in favor of KeyBank, as administrative agent for the banks and other financial institutions from time to time party to the Second Lien Credit Agreement (the “Guaranty and Second Lien Collateral Agreement”). Pursuant to the Guaranty and Second Lien Collateral Agreement, each of the Guarantors, jointly and severally, guaranteed the prompt and complete payment of the Company’s obligations under the Second Lien Credit Agreement. In addition, each Grantor granted, as security for the prompt and complete payment and performance when due of such Grantor’s obligations, a security interest in substantially all of its personal property, including equity interests in other Guarantors, as applicable.

The Company is using the proceeds from the borrowings under the Second Lien Credit Agreement to finance the acquisition of certain oil and gas leases in Ohio and Pennsylvania, pay amounts outstanding under the Company’s existing senior credit agreement, dated September 28, 2007 (as amended, the “Senior Credit Agreement”), and for general corporate purposes in the ordinary course of its business.

The liens granted pursuant to the Second Lien Credit Agreement and Guaranty and Second Lien Collateral Agreement are subordinated to the liens granted pursuant to the Senior Credit Agreement and the related guaranty and collateral agreement dated September 28, 2007 (the “Guaranty and Senior Collateral Agreement”), and the relationship between the lenders under the Senior Credit Agreement and the lenders under the Second Lien Credit Agreement is governed by an intercreditor agreement entered into by the Company, the Guarantors, KeyBank, in its capacity as administrative agent under the Senior Credit Agreement, and KeyBank, in its capacity as administrative agent under the Second Lien Credit Agreement.

Amendment to Senior Credit Agreement

On December 22, 2011, the Company and the Guarantors entered into an eighth amendment to the Senior Credit Agreement (the “Eighth Amendment”) with KeyBank, as administrative agent, and the other lenders signatory thereto. Among other changes, the Eighth Amendment (i) permitted the Company to enter into the Second Lien Credit Agreement and incur obligations thereunder, (ii) increased the borrowing base of the Company’s senior credit facility from $240.0 million to $255.0 million, (iii) relaxed the leverage ratio permitted under the Senior Credit Agreement for one year, and (iv) revised certain definitions and other provisions of the Senior Credit Agreement. Additionally, on December 22, 2011, the Company, the Guarantors and KeyBank, as administrative agent, entered into an amendment to the Guaranty and Senior Collateral Agreement that revised certain definitions and other provisions consistent with the revisions to the Senior Credit Agreement made by the Eighth Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: December 29, 2011	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Vice President, General Counsel and Corporate Secretary